SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                               __________________


                          Date of Report: July 22, 2002


                              WHITEMARK HOMES, INC.
                              ---------------------
               (Exact Name of Registrant as Specified in Charter)



         COLORADO                      0-8301                25-1302097
         --------                                            ----------
(State or other jurisdiction         (Commission            (IRS Employer
          of incorporation)          File Number)         Identification No.)



650 SOUTH CENTRAL AVENUE, SUITE 1000
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OVIEDO, FLORIDA 32765
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(Address of principal executive offices)


Registrant's telephone number, including area code:  (407) 366-9668
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ITEM 9.  REGULATION F-D DISCLOSURE.

      Whitemark Homes, Inc. intends to hold analyst meetings starting July 23, 2002. In accordance with Regulation F-D, Whitemark Homes has attached as Exhibit
99.1 to this filing a copy of the materials to be presented at such meetings. These materials include anticipated financial guidance and contemplated financings, among other things. These statements constitute forward-looking statements.

      "Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 are included in this filing. These statements relate to future events or our future financial performance. Forward-looking statements represent management's best judgment as to what may occur in the future, but are subject to certain risks and uncertainties that could cause actual results and events to differ materially from those presently anticipated or projected by management. These statements are only predictions and may differ materially from actual future results or events. Whitemark Homes disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with changes in general economic and business conditions (including in the homebuilding industry), the pricing and marketability of our homes, the level of interest rates, the level of home sales, actions of our competitors, the level of demand and market acceptance of our homes, and changes in our business strategies.


ITEM 7.  EXHIBITS.

      Exhibit 99.1 - Materials to be presented to analysts.


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                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            WHITEMARK HOMES, INC.



Date:  July 22, 2002        By: /s/ Mitchell Gordon
                                ----------------------
                                Name:  Mitchell Gordon
                                Its:  Vice President and Chief Financial Officer


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

                                  EXHIBIT 99.1
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                             PRESENTATION MATERIALS






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